Exhibit 99.3
INSTRUCTIONS
TO
ELECTION FORM/LETTER OF TRANSMITTAL
To Accompany Certificates Representing Shares of
Perpetual Federal Savings Bank Common Stock
Please follow these instructions carefully when completing this Election Form/Letter of Transmittal.
1.
Time in which to Make an Election. To be effective, a properly completed and executed Election Form/Letter of Transmittal (the “Election Form”), accompanied by the certificate(s) representing all of the holder’s shares of Perpetual Federal Savings Bank (“PFSB”) common stock and required additional documentation, must be received by Broadridge Corporate Issuer Solutions, the Exchange Agent, not later than 5:00 p.m., Eastern Daylight Time, on September 24, 2021 (the “Election Deadline”). However, if the closing of the Merger is extended past October 1, 2021, for any reason, the Election Deadline will be extended until up to three business days prior to the new anticipated closing date. In this event, Farmers & Merchants Bancorp, Inc. (“F&M”) will inform you of the new Election Deadline by the issuance of a press release filed with the Securities and Exchange Commission at least five business days prior to the new anticipated closing date.

Each holder of PFSB common stock whose Election Form and certificates are not timely received (or who revoke their Election Form) will be considered a Non-Electing Shareholder. See Instruction 6 below.
2.
Description of Certificates. Insert in the box in Section 1 of the Election Form the certificate number(s) that you are surrendering and the number of shares of PFSB common stock represented by each certificate. If this certificate information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections. If the space provided is insufficient, attach a separate sheet referencing Section 1 of the Election Form and listing this information. If you hold uncertificated/book entry shares, insert the number of such shares in the appropriate column. If you have shares represented by a certificate but the certificate has been lost, stolen or destroyed, see Instruction 12.

3.
Election Options. In Section 2 of the Election Form, indicate whether you would like to receive in exchange for your PFSB common stock: (a) all cash (in the amount of $41.20 for each share of PFSB common stock owned); (b) all shares of F&M common stock (at the exchange ratio of 1.7766 F&M shares for each share of PFSB common stock owned); (c) a mixture of cash (in the amount of $41.20 for each share of PFSB common stock) and F&M common stock (at the exchange ratio of 1.7766 shares of F&M common stock for each share of PFSB common stock); or (d) “No Election.” You may select only one of these election choices. If you mark the box in Section 2 for the Mixed Cash/Stock Election, you must also indicate the whole number of your shares of PFSB common stock that you wish to exchange for cash and the whole number of your shares of PFSB common stock that you wish to exchange for shares of F&M common stock.

All elections made by PFSB shareholders will be subject to allocation and proration procedures set forth in the Merger Agreement so that 1,032,308 of the shares of PFSB common stock outstanding at the effective time of the Merger will be exchanged for F&M common stock and the other 1,437,724 of the outstanding shares of PFSB common stock will be exchanged for cash. As a result, there is no assurance that you will receive the form of consideration that you elect to receive. Please see Instruction 6 with respect to the failure to timely and properly submit the Election Form. Please see the Merger Agreement for information regarding how the allocation and proration procedures will be applied.
F&M will not issue fractional shares, or certificates or script representing fractional shares, in the Merger. Instead, F&M will pay to each holder of PFSB common stock who would otherwise be entitled to a fractional share of F&M common stock (after taking into account all certificates representing PFSB common stock surrendered by such holder) an amount in cash, without interest, equal to the product of the fractional share of F&M common stock multiplied by $41.20.
None of F&M, PFSB or the Exchange Agent makes any recommendation as to whether a holder should elect to receive cash, F&M common stock, or a combination of cash and F&M common stock in the Merger.
4.
Change or Revocation of Election. A holder of PFSB common stock who has made an election may, at any time prior to the Election Deadline, (a) change the holder’s election by submitting a new Election Form in accordance with the procedures described herein that is received by the Exchange Agent prior to the Election

Deadline or (b) revoke the holder’s election and withdraw the certificate(s) representing the holder’s PFSB common stock deposited with the Exchange Agent by providing written notice that is received by the Exchange Agent by 5:00 p.m., Eastern Daylight Time, on the business day immediately prior to the Election Deadline.
5.
Joint Forms of Election. Holders of PFSB common stock who make a joint election will be considered to be a single holder of such shares of PFSB common stock. A joint Election Form may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Doe” on one certificate and “J. Doe” on another certificate) or by persons who may be considered to own each other’s PFSB common stock by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted jointly, each record holder of PFSB common stock covered hereby must properly sign the Election Form in accordance with Instruction 7, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting the joint Election Form are eligible to do so.

6.
Non-Electing Shares. Holders of PFSB common stock who select No Election in Section 2 of the Election Form, or who fail to submit a properly completed and executed Election Form together with the certificate(s) representing their PFSB common stock by the Election Deadline, or who revoke their previously submitted Election Form and withdraw their certificates, will be deemed to have made a “non-election.” PFSB shareholders who are deemed to have made a non-election will receive in exchange for their PFSB common stock either all cash, all F&M common stock, or any combination of cash and F&M common stock as shall be determined in accordance with the terms of the Merger Agreement, subject to the payment of cash in lieu of the issuance of fractional shares of F&M common stock. F&M will allocate the merger consideration among all non-electing PFSB shareholders in the manner as set forth in the Merger Agreement.

7.
Signatures. The signature(s) on the Election Form should correspond exactly with the name(s) on the face of the certificate(s) unless the shares of PFSB common stock have been transferred by the registered holder(s), in which case the signature(s) on the Election Form should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s) accompanying the certificate(s). If the Election Form is signed by a person other than the registered owner of the certificate(s) listed in Section 1 of the Election Form, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by a bank, broker or other financial institution that is a member of a securities transfer association approved medallion program, such as STAMP, SEMP or MSP.

If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and the signature(s) on the Election Form must be guaranteed by a bank, broker or other financial institution that is a member of a securities transfer association approved medallion program, such as STAMP, SEMP or MSP. Appropriate evidence of authority to act in such representative or fiduciary capacity must be submitted to the Exchange Agent with the Election Form.
8.
Special Payment or Issuance Instructions. Section 4 of the Election Form must be completed if checks or certificates representing F&M common stock are to be payable to or registered in any name(s) other than the name(s) that appear on the certificate(s) representing the PFSB common stock being submitted with the Election Form. In addition, the certificate(s) submitted with the Election Form must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on the Election Form must be guaranteed by a bank, broker or other financial institution that is a member of a securities transfer association approved medallion program, such as STAMP, SEMP or MSP. It will be a condition to the issuance of any check or certificate representing F&M common stock in any name(s) other than the name(s) in which the surrendered certificate for PFSB common stock is registered that the person(s) requesting the issuance of such check or certificate representing shares of F&M common stock either pay to the Exchange Agent any transfer or other taxes required to be paid as a result of such issuance, or establish to the satisfaction of F&M or the Exchange Agent that such taxes have been paid or are not applicable.

9.
Special Delivery Instructions. If checks or certificates representing F&M common stock are to be delivered to a person other than the registered holder(s), or to the registered holder(s) at an address other than that appearing in Section 1 of the Election Form, please complete Section 5 of the Election Form.

10.
Method of Delivery. The method of delivery of the Election Form and certificates representing PFSB common stock and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

11.
Backup Withholding; Substitute Form W-9. United States federal income tax laws generally require that each person surrendering certificates representing PFSB common stock to the Exchange Agent is required to provide to the Exchange Agent such person’s correct Taxpayer Identification Number (“TIN”), which, in the case of such a person who is an individual, is his or her social security number. If the holder is a nonresident alien or a foreign entity, other requirements (as described below) will apply. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption from backup withholding, such holder may be subject to a $50 penalty imposed by the IRS. In addition, failure to provide the Exchange Agent with the correct TIN or an adequate basis for an exemption from backup withholding may result in backup withholding (at a rate of 24%) on all payments made to the person or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the tendering holder may be able to obtain a refund from the IRS if the requisite information is provided in a timely manner.

Exempt holders of PFSB common stock are not subject to these backup withholding and reporting requirements. See the accompanying “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.
To prevent backup withholding, each holder of PFSB common stock that is a U.S. person (including a resident alien) must provide its correct TIN by completing the Substitute Form W-9 contained in the Election Form, certifying, under penalties of perjury, (a) that such holder is a U. S. person (including a resident alien); (b) that the TIN provided is correct (or that such holder is awaiting a TIN); (c) that such holder is not subject to backup withholding because (i) such holder is exempt from backup withholding, (ii) such holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a prior failure to report all interest or dividends, or (iii) the IRS has notified such holder that such holder is no longer subject to backup withholding and (d) that the FATCA code entered on the Substitute Form W-9 (if any) indicating that te holder is exempt from FATCA reporting is correct. If the PFSB common stock is in more than one name or is not in the name of the actual owners, such holder should consult the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for instructions on applying for a TIN and should write “Applied For” in the space reserved for the TIN, as shown on Substitute Form W-9. Note: Writing “Applied For” on the Substitute Form W-9 means that such holder has already applied for a TIN or that such holder intends to apply for one in the near future. Payments made to such holder will be subject to backup withholding if a TIN is not provided to the Exchange Agent by the time of the payment.
A holder that is a nonresident alien or a foreign entity must submit the appropriate completed IRS Form W-8 (generally IRS Form W-8BEN), Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) or IRS Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable to avoid backup withholding. The appropriate form may be obtained via the IRS website at www.irs.gov or by contacting the Exchange Agent at the address on the face of the Letter of Transmittal.
Payments of accrued and unpaid interest to a holder that is a nonresident alien or a foreign entity generally will be subject to 30% United States federal withholding tax unless such holder certifies its foreign status on an appropriate IRS Form W-8.
FAILURE TO COMPLETE SUBSTITUTE FORM W-9 OR APPLICABLE IRS FORM W-8 MAY RESULT IN WITHHOLDING OR BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER.
12.
Lost, Stolen or Destroyed Certificates. If a certificate representing any of your shares of PFSB common stock has been lost, stolen or destroyed, contact the Exchange Agent immediately to obtain a form of Affidavit and instructions for completing the Affidavit and for providing a check for the posting of a surety bond. Failure to deliver a properly completed, signed and dated Election Form AND a properly completed, signed, dated and notarized Affidavit with bond fee by the Election Deadline will be treated as a “non-election,” and no consideration properly payable under the Merger Agreement with respect to the shares of PFSB common stock represented by a lost, stolen or destroyed certificate will be paid until those documents are received by the Exchange Agent.
13.
Determinations. All questions concerning this Election Form made by holders of PFSB common stock, including questions relating to the effectiveness of any elections or the computation of allocations, will be determined by F&M or the Exchange Agent. The Exchange Agent shall have the right, in its sole and absolute discretion, to reject any and all Election Forms that are not in proper form or to waive any irregularities. Neither F&M nor the Exchange Agent is under any obligation to inform any holder of PFSB common stock of any defect in any Election Form.

14.
Trusts and Estates. Any trust holding shares of PFSB common stock should submit, along with the Election Form, a copy of the trust document setting forth the name of the trustee and any successor trustee. Any estate holding shares of PFSB common stock should submit, along with this Election Form, a copy of the appointment papers and a copy of the death certificate. Any estate, trust, corporation or other organization holding PFSB common stock must also submit any other supporting documents evidencing the signing person’s authority to act on behalf of the trust, estate, corporation or other organization.

15.	Questions. If you have any questions regarding the Election Form, please contact the Exchange Agent at (855) 793-5068 between 9:00 a.m. and 6:00 p.m., Eastern Daylight Time, Monday through Friday.
ADDITIONAL INFORMATION ABOUT THE MERGER
You are urged to read the Proxy Statement/Prospectus with respect to the Merger previously mailed to you as it contains important information. In addition, F&M files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You can access documents filed by F&M without charge from the Securities and Exchange Commission’s website at: http://www.sec.gov. Filings by F&M may also be obtained free of charge by requesting them from F&M by writing to or calling F&M at:
Farmers & Merchants Bancorp, Inc.
307 N. Defiance Street
Archbold, OH 43502
Attention: Lydia A. Huber

ELECTION FORM/LETTER OF TRANSMITTAL
To Accompany Certificates Representing Common Stock of
Perpetual Federal Savings Bank
This Election Form/Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of Perpetual Federal Savings Bank (“PFSB”) with and into The Farmers & Merchants State Bank (“F&M Bank”) pursuant to the Agreement and Plan of Reorganization and Merger, dated as of May 4, 2021, (the “Merger Agreement”), by and between Farmers & Merchants Bancorp, Inc. (“F&M”), PFSB and F&M Bank.
Please return your Election Form/Letter of Transmittal, together with the certificate(s) representing your PFSB common shares, to Broadridge Corporate Issuer Solutions, the Exchange Agent, by mail, overnight courier or hand delivery to the address below:
If using UPS, FedEx, or Courier:	If using USPS Service:

Broadridge Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717 (855) 793-5068 (toll free)	Broadridge Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718 (855) 793-5068 (toll free)
Please read carefully the accompanying Instructions before completing this Election Form/Letter of Transmittal. The Instructions contain important information about this Election Form/Letter of Transmittal and how to submit your certificates representing PFSB common stock.
To make a valid election, your materials must be received by the Exchange Agent not later than 5:00 p.m., Eastern Daylight Time, on September 24, 2021 (the “Election Deadline”). However, if the closing of the Merger is extended past October 1, 2021, for any reason, the Election Deadline will be extended until up to three business days prior to the new anticipated closing date. In this event, F&M will inform you of the new Election Deadline by the issuance of a press release filed with the Securities and Exchange Commission at least five business days prior to the new anticipated closing date.
If you have questions regarding this Election Form/Letter of Transmittal, please contact the Exchange Agent at (855) 793-5068, between 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, Monday through Friday.
1	About You and Your PFSB Common Stock — See Instruction 2
Name and Address of Registered Owner(s)	Certificate Number(s)	Number of Shares Represented by Certificate(s)	Number of Book Entry Shares

TOTAL SHARES:
If you hold additional certificates representing PFSB common stock in the same name(s) as listed above, but those certificates are not shown above, please submit those certificates with this Election Form/Letter of Transmittal and attach a listing of the additional certificate numbers and the number of shares of PFSB common stock represented by each certificate.
☐	I cannot find one or more of my stock certificates.

2	Election Choices — See Instructions 3 – 7
Election Choices (select only one):
☐	1	All Cash Election. Mark this box to elect to receive only cash, in the amount of $41.20* for each share of PFSB common stock, for all shares of PFSB common stock you own.
☐	2
All Stock Election. Mark this box to elect to receive only F&M common stock, at the exchange ratio of 1.7766* shares of F&M common stock for each share of PFSB common stock, for all shares of PFSB common stock you own.

☐	3
Mixed Cash/Stock Election. Mark this box to elect to receive a mixture of cash (in the amount of $41.20* for each share of PFSB common stock) and F&M common stock (at the exchange ratio of 1.7766* share of F&M common stock for each share of PFSB common stock). If you mark this box, you must also indicate below the whole number of your shares of PFSB common stock that you wish to exchange for cash and the whole number of your shares of PFSB common stock that you wish to exchange for F&M common stock. Do not write percentages, only whole numbers of shares.

		(a) Shares of PFSB common stock to be exchanged for cash:	(whole numbers only)

		(b) Shares of PFSB common stock to be exchanged for F&M common stock:	(whole numbers only)

		Total shares of PFSB common stock owned:	#

		#Important: The sum of (a) and (b) must equal the total number of shares of PFSB common stock that you own (as listed in Section 1 above).

☐	4
No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election, the form of consideration that I/we will receive as a result of the Merger will be determined in accordance with the terms of the Merger Agreement.

*NOTE: ALL ELECTIONS MADE BY PFSB SHAREHOLDERS WILL BE SUBJECT TO ALLOCATION AND PRORATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT TO ENSURE THAT 1,032,308 OF THE SHARES OF PFSB COMMON STOCK OUTSTANDING AT THE EFFECTIVE TIME OF THE MERGER WILL BE EXCHANGED FOR SHARES OF F&M COMMON STOCK AND 1,437,724 OF THE OUTSTANDING SHARES OF PFSB COMMON STOCK WILL BE EXCHANGED FOR CASH.
IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES WILL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.
3	Certification and Required Signatures — See Instruction 7
I/we, the undersigned, surrender to you for exchange the certificate(s) representing the PFSB common stock identified in Section 1 above. I/we agree, upon request, to execute and deliver any additional documents that F&M or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my/our PFSB common stock. I/we understand and acknowledge that delivery will be effected, and risk of loss and title to my/our certificate(s) for PFSB common stock will pass, only upon proper delivery of those certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying Instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above in connection with the Merger may be subject to allocation and proration, as provided in the Merger Agreement. Therefore, I/we acknowledge that I/we may receive a different form of consideration than I/we elected as a result of such allocation and proration. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications and instructions accompanying this Election Form/Letter of Transmittal.

Required Signatures — all shareholders must sign below.
x                   x
 Signature of Shareholder   Date    Signature of Shareholder (if joint account)  Date
Daytime Phone Number ( )          Title/Capacity, if required
4	Special Payment or Issuance Instructions — See Instruction 8
Any shares of F&M common stock and/or any check you receive in exchange for your PFSB common stock in the Merger will be issued in the name(s) printed in Section 1 above unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a guarantee by a member of a medallion program are required, and the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed by the new shareholder or payee. Please refer to Instruction 8.
Name

Address
City        State         Zip
x                   Place medallion
                   signature guarantee here ►
x
 Authorized signature(s)
5	Special Delivery Instructions — See Instruction 9
F&M common stock and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 4, if completed) unless you indicate a different mailing address below. If you indicate a different mailing address, your signature(s) and a guarantee by a member of a medallion program are required.
Name
Address
City      State         Zip
x
x
 Authorized signature(s)

PAYER’S NAME: FARMERS & MERCHANTS BANCORP, INC.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

Business Name/Disregarded Entity Name, if different from above

Check appropriate box for federal tax classification; check only one of the following seven boxes:
 ☐ Individual/sole proprietor or single-member LLC  ☐ C Corporation
 ☐ S Corporation  ☐ Partnership  ☐ Trust/Estate
 ☐ Limited liability company. Enter the tax  ☐ Other
classification (C = C corporation,
S = S corporation, P = partnership)

Note. Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

Address

City, state and ZIP code

Exemptions (codes apply only to certain entities, not individuals: see W-9 Guidelines) Exempt payee code (if any) Exemption from FATCA reporting code (if any)
	Part 1 — Taxpayer Identification Number — Please provide your TIN in the box at right and certify by signing and dating below. If awaiting TIN, write “Applied For.”	Social Security Number OR Employer Identification Number
PART 2 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding,
(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien) and
(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item 2.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding

SIGNATURE
DATE

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 24% of all reportable payments made to me will be withheld.

Signature                   Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.
For this type of account:		Give the SOCIAL SECURITY Number of:
1.	An individual’s account	The individual
2.	Two or more individuals (joint account), other than an account maintained by a foreign financial institution	The actual owner of the account or, if combined funds, any one of the individuals(1)
3.	Two or more individuals (joint account maintained by a foreign financial institution)	Each holder of the account
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(2)
7.	a. The usual revocable savings trust account(grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
8.	Sole proprietorship or single member LLC account owned by an individual	The Owner(3)
9.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:		Give the EMPLOYER IDENTIFICATION Number of:
9.	A valid trust, estate or pension trust	The legal entity(4)
10.	Corporation or LLC electing corporate status on Form 8832 account	The corporation
11.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization
12.	Partnership account held in the name of the business or multi-member LLC	The partnership
13.	Disregarded entity not owned by an individual	The owner
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security Number or Employer Identification Number. (if you have one).
(4)
List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
*	NOTE: Grantor also must provide a Form W-9 to trustee of trust.

Purpose of Form
A person who is required to file an information return with the IRS must obtain your correct Taxpayer Identification Number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:
•	Form 1099-INT (interest earned or paid)
•	Form 1099-DIV (dividends, including those from stocks or mutual funds)
•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
•	Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
•	Form 1099-S (proceeds from real estate transactions)
•	Form 1099-K (merchant card and third party network transactions)
•	Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
•	Form 1099-C (canceled debt)
•	Form 1099-A (acquisition or abandonment of secured property)
If you are a U.S. person (including a resident alien), use Substitute Form W-9 to give your correct TIN to the requester (the person requesting your TIN). If you do not return Substitute Form W-9 to the requester with a TIN, you might be subject to backup withholding. By signing the filled-out form, you: (1) certify the TIN you are giving is correct (or you are waiting for a number to be issued), (2) (i) certify you are not subject to backup withholding or (ii) claim exemption from backup withholding if you are an exempt payee and (3) certify that the FATCA (Foreign Account Tax Compliance Act) code(s) entered on the Substitute Form W-9 (if any) indicating that you are exempt from the FATCA reporting, is correct. The TIN provided must match the name given on the Substitute Form W-9.
Definition of a U.S. Person: For federal tax purposes, you are considered a U.S. person if you are: (1) an individual who is a U.S. citizen or U.S. resident alien; (2) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States; (3) an estate (other than a foreign estate); or (4) a domestic trust (as defined under Treasury Regulations section 301.7701-7).
Special Rules for Partnerships: Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partner’s share of effectively connected taxable income from such business and the portion of the gain (if any) on any disposition of an interest in such partnership. Further, in certain cases where a Substitute Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide a Substitute Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income or on the gain (if any) on the disposition of an interest in such partnership.
In the cases below, the following person must give Substitute Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States or the gain (if any) on any disposition of an interest in such partnership: (1) in the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; (2) in the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and (3) in the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.
Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Substitute Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
OBTAINING A TAXPAYER IDENTIFICATION NUMBER
If you do not have a taxpayer identification number or if you do not know your number, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration or get this form online at www.ssa.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Use IRS Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or IRS Form SS-4, Application for Employer Identification Number, to apply for an EIN. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.
If you do not have a TIN, apply for a TIN and write “Applied For” in Part 1 of Substitute Form W-9, sign and date both the form and the Certificate of Awaiting Taxpayer Identification Number set forth therein, and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.
Note: Writing “Applied For” on the Substitute W-9 means that you have already applied for a TIN OR that you intend to apply for one soon. As soon as you receive your TIN, complete another Substitute Form W-9, include your TIN, sign and date the form, and give it to the requester.
EXEMPTIONS
If you are exempt from backup withholding and/or FATCA reporting, enter any exempt payee code and exemption from FATCA reporting code that may apply to you.
Backup Withholding. Payees generally exempt from backup withholding on payments by brokers include the following:
•	A C corporation.
•	A financial institution.
•	An organization exempt from a tax under Section 501(a) or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
•	An international organization or any agency or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
•	A real estate investment trust.
•	A common trust fund operated by a bank under Section 584(a).
•	An entity registered at all times under the Investment Company Act of 1940.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.
Exempt payees described above should provide an IRS Form W-9 or the Substitute Form W-9 (or the appropriate IRS Form W-8 in the case of foreign persons) to avoid possible backup withholding. PROVIDE THIS FORM TO THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT FROM BACKUP WITHHOLDING” BOX ON THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
Exemption from FATCA Reporting Code: The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting Substitute Form W-9 for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting Substitute Form W-9 for an account you hold in the United States, you may leave this field blank. Consult with the requester if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Treasury Regulations section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Treasury Regulations section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities or derivative financial instruments (including notional principal contracts, futures, forwards and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan
Note. You may wish to consult with the requestor of this form to determine whether the FATCA code and/or exempt payee code should be completed.
PRIVACY ACT NOTICE. Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406 of the Internal Revenue Code, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.
PENALTIES
(1)
PENALTY FOR FAILURE TO FURNISH TIN. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4)	MISUSE OF TINS. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

FARMERS & MERCHANTS BANCORP, INC.	PERPETUAL FEDERAL SAVINGS BANK OF URBANA
August 27, 2021
To the Shareholders of Perpetual Federal Savings Bank:
As described in the Proxy Statement/Prospectus previously delivered to you, Farmers & Merchants Bancorp, Inc. (“F&M”), The Farmers & Merchants State Bank (“F&M Bank”) and Perpetual Federal Savings Bank (“PFSB”) have entered into an Agreement and Plan of Reorganization and Merger, dated as of May 4, 2021, (the “Merger Agreement”), which provides for the merger of PFSB with and into F&M Bank (the “Merger”).
Upon the completion of the Merger, the shareholders of PFSB will be entitled to receive, in exchange for each share of PFSB common stock owned, either (a) $41.20 in cash, or (b) 1.7766 shares of F&M common stock, subject to the election and allocation procedures set forth in the Merger Agreement.
Pursuant to the Merger Agreement, the requests of the PFSB shareholders will be allocated, in accordance with the terms of the Merger Agreement, so that 1,032,308 of the shares of PFSB common stock outstanding at the effective time of the Merger will be exchanged for F&M common stock and the remaining 1,437,724 outstanding shares of PFSB common stock will be exchanged for cash. For purposes of this allocation, shareholders of PFSB who exercise dissenters’ rights will be treated as having elected to receive cash consideration for their PFSB common stock. You should carefully read Section 1.5 of the Merger Agreement, which is attached to the Proxy Statement/Prospectus and which sets forth in detail the manner in which the cash and stock consideration will be allocated among the shareholders of PFSB.
At this time, we are asking you to elect the form of consideration that you wish to receive in the Merger. Enclosed is an Election Form/Letter of Transmittal that must be completed and returned, together with the Certificate(s) representing your shares of PFSB common stock, to Broadridge Corporate Issuer Solutions, the Exchange Agent for the transaction. As more fully described in the Election Form/Letter of Transmittal, you may choose to receive in exchange for the shares of PFSB common stock that you own, either (a) all cash, (b) all F&M common stock, or (c) a combination of cash and F&M common stock. If you wish to make an election as to the type of consideration that you want to receive in the Merger, you should carefully review and follow the instructions contained in the enclosed Election Form/Letter of Transmittal. Please note that any election that you make will be subject to the allocation and proration procedures briefly mentioned above and set forth in detail in the Merger Agreement. As a result, there is no assurance that you will receive the form of consideration that you elect to receive. If you do not properly complete and return the enclosed Election Form/Letter of Transmittal, any PFSB common stock you hold will be subject to such allocation and proration procedures.
Please review the enclosed materials carefully and return your completed Election Form/Letter of Transmittal. In order to make a valid election regarding the form of consideration you wish to receive in the Merger, the enclosed Election Form/Letter of Transmittal must be received by the Exchange Agent by 5:00 p.m., Eastern Daylight Time, on September 24, 2021 (the “Election Deadline”). However, if the closing of the Merger is extended past the anticipated closing date of October 1, 2021, for any reason, the Election Deadline will be extended until up to three business days prior to the new anticipated closing date. In this event, F&M will inform you of the new Election Deadline by issuance of a press release, which will be filed with the Securities and Exchange Commission at least five business days prior to the anticipated closing date.
We make no recommendation as to whether you should elect to receive F&M common stock, cash, or a combination of F&M common stock and cash. Each shareholder must make the shareholder’s own decision, bearing in mind the consideration received and the tax consequences of the election chosen.
Please make sure that you submit the Certificate(s) representing your PFSB common stock with your Election Form/Letter of Transmittal. If the Exchange Agent does not receive a properly completed and executed Election Form/Letter of Transmittal accompanied by your Certificate(s) (duly endorsed in blank or otherwise in a form acceptable for transfer on the books of F&M if the Election Form/Letter of Transmittal is not executed by the person in whose name the shares are registered), and any other documentation required by the instructions to the

Election Form/Letter of Transmittal, your election will be deemed to be invalid and the form of consideration you will receive will be determined for you in accordance with the terms of the Merger Agreement. In addition, if you are representing a trust or an estate, see the instructions to the Election Form/Letter of Transmittal for additional documentation that must be submitted.
If you have any questions concerning the completion of the Election Form/Letter of Transmittal, please call the Exchange Agent at 855-793-5068 between 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.
Farmers & Merchants Bancorp, Inc.	Perpetual Federal Savings Bank

Lars B. Eller President and Chief Executive Officer FARMERS & MERCHANTS BANCORP, INC.	Michael R. Melvin President and Chief Executive Officer PERPETUAL FEDERAL SAVINGS BANK OF URBANA